Exhibit 5.1

February 8, 2010

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093-2753

Re:	Kraft Foods Inc.

Registration Statement on Form S-3 (File No. 333-147829)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-147829 (the “Registration Statement”), of Kraft Foods Inc., a Virginia corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 4, 2007 and the prospectus supplement dated February 4, 2010 relating to the offering by the Company of $1,000,000,000 of 2.625% Notes due 2013 (the “2013 Notes”), $1,750,000,000 of 4.125% Notes due 2016 (the “2016 Notes”), $3,750,000,000 of 5.375% Notes due 2020 (the “2020 Notes”), and $3,000,000,000 of 6.500% Notes due 2040 (the “2040 Notes” and, together with the 2013 Notes, the 2016 Notes and the 2020 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of November 5, 2009 (the “Indenture”), among the Company and Deutsche Bank Trust Company Americas, as successor trustee.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have further assumed without independent investigation that the Company has all requisite power and authority to execute, deliver and perform its obligations under, and has duly executed and delivered, each of the Indenture and the Securities; that the execution and delivery of the Indenture and the Securities by the Company and performance of its obligations thereunder do not violate any law, regulation, order, judgment or decree applicable to the Company; and that the Indenture has been duly authorized, executed and delivered by the Company and the Securities have been duly authorized by the Company.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Securities constitute legal, valid and binding obligations of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. These opinions are limited to the current laws of the States of New York and the United States of America. We assume no obligation to revise or supplement our opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

B.	Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

C.	We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws, or (iv) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Notes” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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